UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 9, 2017

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2150 St. Elzéar Blvd. West Laval, Quebec Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 9, 2017, Valeant Pharmaceuticals International, Inc. (the “Company”) issued a press release announcing that its affiliate has entered into a definitive agreement to sell all of the outstanding equity interests in Dendreon Pharmaceuticals, Inc. to the Sanpower Group Co., Ltd. for a purchase price of $819.9 million (the “Dendreon Transaction”). The consummation of the Dendreon Transaction is subject to the satisfaction of customary closing conditions, including receipt of applicable regulatory approvals.

A copy of the press release, dated January 9, 2017, announcing the Dendreon Transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 10, 2017, the Company issued a press release announcing that it has entered into a definitive agreement to sell its CeraVe®, AcneFree® and Ambi® brands to L’Oréal USA, Inc. for a purchase price of $1.3 billion (the “L’Oréal Transaction”). The consummation of the L’Oréal Transaction is subject to the satisfaction of customary closing conditions, including receipt of applicable regulatory approvals.

A copy of the press release, dated January 10, 2017, announcing the L’Oréal Transaction is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
99.1	Press Release announcing the Dendreon Transaction, dated January 9, 2017.
99.2	Press Release announcing the L’Oréal Transaction, dated January 10, 2017.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Christina Ackermann
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: January 10, 2017

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release announcing the Dendreon Transaction, dated January 9, 2017.
99.2	Press Release announcing the L’Oréal Transaction, dated January 10, 2017.

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